Contact:

Retrophin, Inc.
Marc Panoff, CFO
646-564-3671
marc@retrophin.com      mailto:pschwartz@rxir.com

Retrophin Names Stephen Aselage President and Chief Operations Officer

Seasoned industry executive has strong track record in commercialization of rare-disease products

New York, NY (May 28, 2014) – Retrophin, Inc. (NASDAQ: RTRX) today announced the appointment of Stephen Aselage as President and Chief Operations Officer, effective immediately. In his new role, Mr. Aselage will be responsible for managing corporate development activities, including the commercialization of existing products, building out the company’s global infrastructure, and exploring new business-development opportunities.

“Steve has been a trusted advisor to Retrophin since our early days, having served as a key member of our board of directors,” said Martin Shkreli, Founder and CEO of Retrophin. “I have no doubt that the expertise Steve has accumulated during his more than 30-year career in the global pharmaceutical industry will be invaluable as we continue advancing our pipeline of treatments for catastrophic diseases and expanding our commercial product portfolio through strategic transactions.”

“I’ve been impressed with Martin’s progress in building Retrophin over the past year and half,” said Mr. Aselage. “As President and Chief Operations Officer, I look forward to sustaining this growth and helping the company realize the full potential of its promising treatments for rare and often life-threatening diseases.”

Prior to joining Retrophin in 2012, Mr. Aselage was Executive Vice President and Chief Business Officer at BioMarin Pharmaceutical, Inc. There, he built the commercial and medical affairs functions that launched three commercial products and developed commercial business in more than 45 countries.

Mr. Aselage has also held leadership roles with Sangstat Medical Corporation and Genentech. He worked briefly for Genzyme, as well, assisting in the transition following its acquisition of Sangstat. Earlier in his career, he held a variety of sales and sales management positions at companies including Rhone-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis) and Bristol Laboratories. Mr. Aselage received his B.S. in biology from the University of Notre Dame.

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company's marketed products include Chenodal® and Vecamyl®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), schizophrenia, autism, infantile spasms, nephrotic syndrome and others. Retrophin intends to reintroduce Syntocinon Nasal Spray in the U.S. to assist initial postpartum milk ejection. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect the Company's business. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission.